Exhibit 99.1

Power REIT Acquires Greenhouse Cultivation Facility in Budding Oklahoma Market in Highly Accretive Transaction

Old Bethpage, New York, June 11, 2021 — Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it has acquired a 9.35-acre property in Craig County, Oklahoma (the “Property”) through a wholly owned subsidiary (“PropCo”). The Property is located in the northeast corner of Oklahoma which offers a favorable growing climate for greenhouse cultivation.

As part of the transaction, Power REIT has agreed to fund the renovation of approximately 40,000 square feet of greenhouse space, 3,000 square feet of office space, and 100,000 square feet of fully fenced outdoor growing area with 20,000+ square feet of hoop structures. Power REIT’s total capital commitment for the project including the property acquisition cost is approximately $2.65 million.

LEASE STRUCTURE

Concurrent with the acquisition, PropCo entered into a 20-year “triple-net” lease (the “Lease”) with VinCann LLC (“VC”), which will operate the Property as a cannabis cultivation facility. The Lease requires VC to pay all property related expenses including maintenance, insurance, and taxes. After the initial 20-year term, the Lease provides two, five-year renewal options and has a personal guarantee from an owner of VC. As mandated by the Lease, VC will maintain a medical marijuana license and will operate in accordance with all Oklahoma and municipal regulations. The Lease also prohibits the retail sale of cannabis at the Property.

After an initial deferred rent period to allow for renovations, the Lease stipulates rental payments that provide PropCo with a full return of its invested capital over the next three years, and thereafter, provides an approximately 13% yield increasing thereafter at a rate of 3% per annum. The Lease, as structured, provides straight-line annual rent of approximately $503,000, representing an unleveraged Core FFO yield of approximately 19% on the invested capital.

David Lesser, Power REIT’s Chairman and CEO, commented, “We are expanding our nationwide footprint and diversifying portfolio risk with this acquisition in Oklahoma. Our debut in this state positions us to participate in what has been coined, the “wild-wild-west” and benefit from the opportunities inherent with the Oklahoma cannabis market rapid expansion. This cultivation facility is already operational and will be upgraded to provide operational improvements. There is also ample expansion opportunity that will allow our tenant to capitalize on the increasing demand for cannabis products in Oklahoma.”

VC is led by Jared Schrader, an experienced cannabis cultivation operator with a solid track record. Mr. Schrader recently grew revenue at a Colorado cannabis cultivation facility from annual revenue of $150,000 to weekly revenue of over $150,000 (i.e. > $8 million annually) over the span of two years. Simultaneous with Power REIT’s acquisition of the Property, Millennium Investment and Acquisition Company Inc. (“MILC”) provided startup capital to VC whereby MILC is a majority owner of VC in the form of a preferred equity ownership stake in a joint venture with the management team of WC. David H Lesser, Power REIT’s Chairman and CEO is also Chairman and CEO of MILC (ticker: MILC).

“VC is thrilled to have Power REIT’s support to facilitate taking this project, stated Jared Schrader, VinCann LLC’s President. “Taking over the existing operations gives us a running start in Oklahoma and we look forward to building a team which can compete favorably within this rapidly growing market. We believe this property is well-positioned to allow us to become a large-scale producer of high-quality cannabis at a competitive cost. We are focused on speed to revenue as well as ramping up our plant count which will drive substantial revenue growth.”

Mr. Lesser concluded “We continue to deploy capital on very attractive terms within the CEA space, while focusing on leasing properties to regulated cannabis tenant-operators. This has driven dramatic growth that we believe will continue with the current demand for CEA real estate. We also believe that our relatively low trading multiple of Core FFO combined with this dramatic growth trajectory creates a compelling investment opportunity. We look forward to additional announcements in the near future as we continue to implement our strategic business plan.”

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

STATEMENT ON SUSTAINABILITY

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power and approximately 4,600 square foot home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis. Power REIT is focuses on the “Triple Bottom Line” with a commitment to Profit, Planet and People…

Additional information about Power REIT can be found on its website: www.pwreit.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:
David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road
Old Bethpage, NY 11804
www.pwreit.com